EXHIBIT 99.C

The latest annual budget of the Republic as set forth in Act CLXIX of 2007 on the budget of the Republic of Hungary for the year 2008 (a Magyar Köztársaság 2008. évi költségvetéséröl szóló 2007. évi CLXIX. törvény) as published in the Official Gazette (Magyar Közlöny) on December 23, 2007, filed in paper format under cover of Form SE on March 6, 2008.